SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

October 13, 2005
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated October 17, 2005

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2005, Ball Corporation (the “Company”), Ball European Holdings, S.ar.l. (“European Holdco”), Ball Packaging Products Canada Corp. (“Canadian Borrower”), each Other Subsidiary Borrower as defined in the Credit Agreement, and certain financial institutions, including Deutsche Bank AG, New York Branch, in their capacities as lenders (“Lenders”), The Bank of Nova Scotia, as Canadian Administrative Agent (“Canadian Administrative Agent”) and Deutsche Bank AG, New York Branch, as Administrative Agent (“Administrative Agent”) and Collateral Agent (“Collateral Agent”) for the Lenders entered into a credit agreement (the “Credit Agreement”) for the benefit of the Company and certain of its subsidiaries. The Credit Agreement provides for a US$715 million multicurrency revolving facility, US$35 million revolving facility, £85 million Term A loan facility, €350 million Term B loan facility and a Cdn. $175 million Term C loan facility. The description of the material terms of the Credit Agreement included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

The proceeds of the loans and the revolving loans described above will be used by the Borrowers to repay certain outstanding indebtedness of the Borrowers, to pay fees and expenses in connection with the transaction, for general corporate purposes of certain subsidiaries and to fund certain dividends. The proceeds of the revolving credit facilities described above will be used by Borrowers for ongoing working capital and general corporate purposes and to fund certain dividends.

Item 1.02. Termination of a Material Definitive Agreement.

       On October 13, 2005, the Company announced that it would redeem all $249 million of its outstanding 7 3/4 percent Senior Notes due in 2006. This redemption is scheduled for November 14, 2005, and will result in an after-tax, one-time charge of approximately $3.9 million in the fourth quarter relating to payment of the call premiums and the write off of unamortized debt issuance costs. The refinancing and redemption of notes will result in a reduction of Ball’s 2006 interest expense. This announcement was set forth in a Press Release dated October 13, 2005, and attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, on October 13, 2005, the Company and the Other Subsidiary Borrowers, as defined in the Credit Agreement, European Holdco and Canadian Borrower entered into a Credit Agreement which provides for a US$715 million multicurrency revolving facility and a US$35 million revolving facility. The Credit Agreement also provides for a £85 million Term A loan facility, a €350 million Term B loan facility and a Cdn. $175 million Term C loan facility. The term loans to European Holdco in the amount of £85 million mature on October 13, 2011. The term loans to European Holdco in the principal amount of €350 million mature on October 13, 2011. The term loans to the Canadian Borrower in the amount of Cdn. $175 million mature on October 13, 2011. The multicurrency revolving facility terminates on October 13, 2011 (including a letter of credit sub-facility). The Canadian revolving facility matures on October 13, 2011.

Unless earlier terminated, the Credit Agreement will terminate when the commitment of each Lender has terminated and all outstanding obligations and loans have been paid in full and all letters of credit have expired or have been terminated.

The revolving credit facilities and term loans generally will bear interest at the respective countries’ applicable LIBOR rate, plus a percentage rate per annum based upon the Standard and Poors’ and Moody’s credit ratings of the Company.

The Credit Agreement contains covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, or engage in certain mergers or consolidations. The Credit Agreement also requires the Company to maintain a maximum leverage ratio of 3.75 to 1.00 and a minimum interest coverage ratio of 3.50 to 1.00.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The Company agrees to guarantee certain Guaranteed Obligations of each Borrower (other than the Company) to the Guaranteed Creditors.

In connection with the Credit Agreement, certain of the Company’s Domestic Subsidiaries agree to guaranty, in the form of a Subsidiary Guaranty Agreement (“Subsidiary Guaranty”), jointly and severally, the payment when and as due of the obligations of the Company and the Subsidiary Borrowers under the Credit Agreement.

The Obligations under the Credit Agreement are secured in favor of the Secured Creditors by a United States Pledge Agreement which provides that certain material Domestic Subsidiaries, (Ball Corporation, Ball Aerospace & Technologies Corp., Ball Metal Beverage Container Corp., Ball Metal Food Container Corp., Ball Packaging Corp., Ball Plastic Container Corp. and Ball Pan-European Holdings, Inc.) pledge the capital stock owned by each of the pledgors as of October 13, 2005, and all the pledgors’ right, title and interest to any other securities and any and all proceeds thereof as collateral security for the obligations. Each of Ball U.K. Holdings, Ltd., and Ball European Holdings S.ar.l., have pledged to the Administrative Agent on behalf of the Secured Creditors securities in certain designated subsidiaries as collateral for certain secured Obligations under the Credit Agreement.

The descriptions of the Credit Agreement and the Subsidiary Guaranty are qualified in their entirety by reference to the Credit Agreement and the Subsidiary Guaranty which are filed as Exhibits 99.2 and 99.3, respectively, hereto in Item 9.01. Exhibits.

Item 9.01. Exhibits

Exhibit No.	Description
99.1	Ball Corporation Press Release dated October 13, 2005.

99.2
Credit Agreement dated October 13, 2005, among Ball Corporation, Ball European Holdings S.ar.l., Ball Packaging Products Canada Corp., and each Other Subsidiary Borrower, Deutsche Bank AG, New York Branch, as a Lender, Administrative Agent and Collateral Agent and The Bank of Nova Scotia, as the Canadian Administrative Agent.

99.3	Subsidiary Guaranty Agreement dated as of October 13, 2005, among certain Domestic Subsidiaries listed therein as Guarantors, and Deutsche Bank AG, New York Branch, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:  /s/ Raymond J. Seabrook
Name: Raymond J. Seabrook
Title: Senior Vice President and
Chief Financial Officer

Date: October 17, 2005

Ball Corporation
Form 8-K
October 17, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ball Corporation Press Release dated October 13, 2005.

99.2
Credit Agreement dated October 13, 2005, among Ball Corporation, Ball European Holdings S.ar.l., Ball Packaging Products Canada Corp., and each Other Subsidiary Borrower, Deutsche Bank AG, New York Branch, as a Lender, Administrative Agent and Collateral Agent and The Bank of Nova Scotia, as the Canadian Administrative Agent.

99.3	Subsidiary Guaranty Agreement dated as of October 13, 2005, among certain Domestic Subsidiaries listed therein as Guarantors, and Deutsche Bank AG, New York Branch, as Administrative Agent.